Exhibit 99.1

Crestwood Midstream Partners to Present at

2012 Master Limited Partnership Investor Conference

HOUSTON, TEXAS, May 22, 2012 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) announced today that Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner, will present at the National Association of Publicly Traded Partnership’s 2012 Master Limited Partnership Investor Conference in Greenwich, Connecticut, on Thursday, May 24, 2012, at approximately 11:15 a.m. Eastern Time. The presentation will be webcast live over the internet and will be available for replay in the Investor Relations section of the Partnership’s website at www.crestwoodlp.com for 30 days following the original webcast.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Fayetteville Shale in northwest Arkansas, the Haynesville/Bossier Shale in western Louisiana, the Granite Wash in the Texas Panhandle, the Avalon Shale in southeastern New Mexico and the Marcellus Shale in northern West Virginia. For more information about Crestwood, visit www.crestwoodlp.com.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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